Exhibit 99.1

Extended Stay America Shareholders Vote to Approve Transaction With Blackstone and Starwood Capital

CHARLOTTE, N.C., June 11, 2021 (GLOBE NEWSWIRE) — Extended Stay America, Inc. (“ESA”) and its paired-share REIT, ESH Hospitality, Inc. (“ESH” and, together with ESA, “Extended Stay” or the “Company”) (NASDAQ: STAY) today announced that preliminary results show holders of a majority of its shares have voted in favor of the previously announced amended merger agreement under which the company will be acquired by funds managed by Blackstone Real Estate Partners (“Blackstone”) and Starwood Capital for $20.50 per paired share in cash.

The results of the vote are preliminary and are subject to certification by the independent inspector of election. Extended Stay intends to disclose the final voting results on a Form 8-K to be filed with the Securities Exchange and Commission as soon as possible following such certification.

The closing is currently scheduled for June 16, 2021.

About the Company

Extended Stay America, Inc. (“ESA”) and its brand Extended Stay America® is the leading brand in the mid-priced extended stay segment in the U.S. with 652 hotels. ESA’s subsidiary, ESH Hospitality, Inc., is the largest lodging REIT in North America by unit and room count, with 564 hotels and approximately 62,500 rooms in the U.S. ESA also franchises an additional 88 Extended Stay America® hotels. Visit www.esa.com for more information.

Contacts:

Media:

jim.fingeroth@kekstcnc.com, ruth.pachman@kekstcnc.com, or ross.lovern@kekstcnc.com

Investors:

Rob Ballew

ir@esa.com

(980) 345-1546

Forward-Looking Statements

Certain statements contained in this document constitute “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts included in this document may be forward-looking, including statements regarding, among other things, the Companies’ ability to meet their debt service obligations, future capital expenditures (including future acquisitions and hotel renovation programs), their distribution policies, their development, growth and franchise opportunities, anticipated benefits or use of proceeds from dispositions, their plans, objectives, goals, beliefs, business strategies, business conditions, results of operations, financial position and business outlook, business trends and future events, including the COVID-19 pandemic, its effects on the foregoing, government actions taken in response to the COVID-19 pandemic and actions that the Companies have taken or plan to take in response to the pandemic and such effects. When used in this document, the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “look forward to” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon the Companies’ current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond their control. There can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond the Companies’ control, that could cause their actual results to differ materially from the forward-looking statements contained in this communication. The potential risks and uncertainties include, among others, the possibility that Extended Stay America, Inc. may be unable to obtain required stockholder approvals or that other conditions to closing the proposed mergers may not be satisfied, such that the proposed mergers will not close or that the closing may be delayed; general economic conditions; the proposed mergers may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the Companies; the outcome of any legal proceedings related to the proposed mergers; and the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. For more details on these and other potential risks and uncertainties, please refer to the definitive joint proxy statement and the documents that the Companies file with the SEC. All forward-looking statements speak only as of the date of this communication or, in the case of any document incorporated by reference, the date of that document. The Companies are under no duty to update any of the forward-looking statements after the date of this document to conform to actual results, except as required by applicable law.